Exhibit 4.4

NETWORK EQUIPMENT TECHNOLOGIES, INC.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of December 18, 2007

3.75% Convertible Senior Notes due 2014

NETWORK EQUIPMENT TECHNOLOGIES, INC.

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of December 18, 2007

Trust Indenture Act Section	Indenture Section
§310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08; 6.10; 6.11
(c)	Not Applicable
§311(a)	6.13
(b)	6.13
§312(a)	4.01; 4.02(a)
(b)	4.02(b)
(c)	4.02(c)
§313(a)	4.03(a)
(b)	4.03(a)
(c)	4.03(a)
(d)	4.03(b); 4.04(a)
§314(a)	4.04
(b)	Not Applicable
(c)(1)	15.05
(c)(2)	15.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	15.05
§315(a)	6.01
(b)	5.08
(c)	6.01
(d)	6.01
(e)	5.09
§316(a)	7.01
(a)(1)(A)	7.01; 5.01
(a)(1)(B)	5.07
(a)(2)	Not Applicable
(b)	5.04
(c)	7.01
§317(a)(1)	5.03
(a)(2)	5.02
(b)	6.05; 11.01
§318(a)	1.02
(c)	1.02

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE dated as of December 18, 2007 between Network Equipment Technologies, Inc., a Delaware corporation, as issuer (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.01), and U.S. Bank National Association, as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.01).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 3.75% Convertible Senior Notes due 2014 (the “Notes”) initially in an aggregate principal amount not to exceed $85,000,000 (or $105,000,000 if the Initial Purchaser (as defined below) exercises its option to purchase additional Notes pursuant to Section 2(c) of the Purchase Agreement (as defined below)), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of the Fundamental Change Purchase Notice (as defined below), and a form of Conversion Notice (as defined below) are to be substantially in the forms hereinafter provided for;

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture (as defined below) and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1

DEFINITIONS

Section 1.01. Definitions.

(a) The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said

Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 2 of the Registration Rights Agreement and pursuant to Section 5.01 hereof in connection with a Reporting Default.

“Additional Shares” shall have the meaning specified in Section 13.02(e).

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Board of Directors” means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Lease” means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a capital lease on the balance sheet of the lessee.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1983, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means, subject to Section 13.05, shares of common stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means Network Equipment Technologies, Inc., a Delaware corporation, and subject to the provisions of Article 10, shall include its successors and assigns and, to the extent the obligations hereunder shall be of more than one entity pursuant to Section 13.05, shall include each of such entities.

“Company Order” means a written order of the Company, signed by the Company’s Chief Executive Officer, President, Vice President, Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 3.03.

“Conversion Date” shall have the meaning specified in Section 13.02(c).

“Conversion Notice” shall have the meaning specified in Section 13.02(b).

“Conversion Obligation” shall have the meaning specified in 0.

“Conversion Price” means in respect of each $1,000 principal amount of Notes, $1,000 divided by the Conversion Rate, as may be adjusted from time to time as set forth herein.

“Conversion Rate” shall mean the number of shares of Common Stock issuable upon conversion of each $1,000 of the principal amount of the Notes, which is initially 73.3689 shares, subject to adjustment as set forth in this Indenture.

“Corporate Trust Office” or other similar term means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services, Facsimile: (212) 809-5459.

“Custodian” means U.S. Bank National Association, as custodian for The Depository Trust Company, with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” shall have the meaning specified in Section 2.04.

“Definitive Notes” shall have the meaning specified in Section 2.06(d).

“Depositary” means, with respect to the Global Notes, the person specified in Section 2.06(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 13.03(d).

“Effective Date” shall have the meaning specified in Section 13.03(e).

“Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

“Event of Default” means, with respect to the Notes, any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

“Ex-Dividend Date” means, in respect of an issuance, a dividend or a distribution to holders of Common Stock, the first date on which Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) the Company consolidates with or merges with or into any Person or conveys, transfers, sells or otherwise disposes of or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities and other property (other than Equity Interests of the surviving corporation) and (B) the stockholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the total outstanding Voting Stock of the surviving corporation; (iii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article 10; or (iv) the Company’s Common Stock ceases to be traded on a national securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or traded on an established automated over-the-counter trading market in the United States.

Notwithstanding the foregoing provisions, a “Fundamental Change” shall not be deemed to have occurred if, in the case of a merger or consolidation described in clauses (i) or (ii) of the definition of Fundamental Change, at least 90% of the consideration paid to the Company’s stockholders for their Voting Stock, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights, in the merger or consolidation constituting the Fundamental Change consists of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Notes become convertible solely into such common stock, excluding cash payments for fractional shares.

“Fundamental Change Company Notice” shall have the meaning specified in Section 14.01(b).

“Fundamental Change Purchase Date” shall have the meaning specified in Section 14.01(a).

“Fundamental Change Purchase Notice” shall have the meaning specified in Section 14.01(c).

“Fundamental Change Purchase Price” shall have the meaning specified in Section 14.01(a).

“Global Note” shall have the meaning specified in Section 2.06(b).

“Global Note Legend” shall have the meaning specified in Section 2.03(d).

“Indebtedness” as applied to any Person, means (i) obligations, contingent or otherwise, for money borrowed (other than unamortized debt discount or premium); (ii) reimbursement and other similar obligations pertaining to letters of credit issued for the account of such Person; (iii) obligations under any swap, cap, collar, forward purchase contract, derivatives contract or other similar agreement pursuant to which such Person hedges risks related to interest rates, currency exchange rates, commodity prices, financial market conditions or other similar risks incurred by such Person in the operation of its business; (iv) obligations evidenced by bonds, debentures, promissory notes or other similar instruments or arrangements; (v) obligations as lessee under a Capital Lease; and (vi) obligations of such Person under any amendments, renewals, extensions, modifications and refundings of any such Indebtedness or obligations listed in clause (i), (ii), (iii), (iv) or (v) above. All indebtedness of any type described in the immediately preceding sentence that is secured by a lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such Indebtedness, shall for all purposes be deemed to be Indebtedness of such Person. All indebtedness for borrowed money incurred by any other Persons which is directly guaranteed as to payment of principal by such Person shall for all purposes be deemed to be Indebtedness of such Person, but no other contingent obligation of such Person in respect of indebtedness incurred by any other Persons shall for any purpose be deemed to be indebtedness of such Person.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchaser” has the meaning set forth in the Purchase Agreement.

“Interest Payment Date” means June 15 and December 15 of each year, beginning on June 15, 2008.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Initial Purchaser, selected by the Company for this purpose.

“Maturity Date” means December 15, 2014.

“Note” or “Notes” means any note or notes, as the case may be, authenticated and delivered under this Indenture.

“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any person in whose name at the time a particular Note is registered on the Note Register.

“Note Register” shall have the meaning specified in Section 2.06(a).

“Note Registrar” shall have the meaning specified in Section 2.06(a).

“Officer’s Certificate,” when used with respect to the Company, means a certificate signed by one of the President, the Chief Executive Officer, any Vice President, the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary of the Company, which is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section. The officer giving an Officer’s Certificate pursuant to Section 5.08 shall be the principal executive, financial or accounting officer of the Company.

“Offering Memorandum” means the offering memorandum dated December 12, 2007 relating to the offering by the Company of the Notes.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

“Outstanding,” when used with reference to the Notes, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(i) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation,

(ii) Notes, or portions thereof, for the payment or purchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(iii) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(iv) Notes converted pursuant to Article 13.

“Paying Agent” shall have the meaning specified in Section 3.03.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof, including any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“Public Notice” by the Company shall mean publication of a notice in a press release through Dow Jones & Co., Inc., Business Wire or Bloomberg Business News Company or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public and publication of such information on the Company’s corporate website or through such other public medium as the Company may use at that time.

“Purchase Agreement” means the purchase agreement, dated December 12, 2007 between the Company and the Initial Purchaser relating to the purchase and sale of the Notes.

“QIB” means any “qualified institutional buyer” (as such term is defined in Rule 144A).

“record date” shall have the meaning specified in Section 2.04.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 13.05(b).

“Registration Rights Agreement” means the registration rights agreement dated as of the date hereof between the Company and the Initial Purchaser.

“Reorganization Event” shall have the meaning specified in Section 13.05.

“Reporting Default” shall have the meaning specified in Section 5.01.

“Reporting Default Period” shall have the meaning specified in Section 5.01.

“Responsible Officer,” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.03.

“Restricted Securities Legend” shall have the meaning specified in Section 2.03.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Spin-Off” shall have the meaning specified in Section 13.03(c).

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 13.02(e) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such Fundamental Change.

“Subsidiary” of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a fifty percent (50%) ownership interest.

“Termination of Trading” will be deemed to have occurred if the Common Stock is neither listed for trading on a U.S. national securities exchange nor approved for quotation on a U.S. system of automated dissemination of quotations of securities prices similar to the NASDAQ Global Select Market prior to its designation as a national securities exchange.

“Trading Day” means a day during which trading in the Common Stock generally occurs. If the Common Stock (or other security for which a closing sale price must be determined) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.03.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means U.S. Bank National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Voting Stock” of a Person means the Equity Interest of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time the Equity Interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02. Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a holder of a Note.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.

Article 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount.

The Notes shall be designated as the “3.75% Convertible Senior Notes due 2014.” The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is initially limited to $85,000,000 (or $105,000,000 if the Initial Purchaser exercises its option to purchase additional Notes pursuant to Section 2(c) of the Purchase Agreement), subject to Section 2.13 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.08, Section 9.04 and Section 13.02.

Section 2.02. Form of Notes.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, with such applicable legends as are provided for in Section 2.03.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

The Notes shall be issued initially in the form of one or more permanent Global Notes with the applicable legends as provided in Section 2.03. Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal and accrued and unpaid interest on the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.

The terms and provisions contained in the forms of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03. Legends.

Each Note issued hereunder and each Common Stock certificate representing shares of Common Stock issued upon conversion of such Note (collectively, the “Restricted Securities”) shall, upon issuance, bear the legend set forth in Section 2.03(a) or Section 2.03(b), as applicable (each a “Restricted Securities Legend”), and such legend shall not be removed except as provided in Section 2.03(c). Each such Restricted Security that bears or is required to bear the applicable Restricted Securities Legend shall be subject to the restrictions on transfer set forth in this Section 2.03 (including the Restricted Securities Legend set forth below), and the holder of each such Restricted Security, by such holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

As used in Section 2.03, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(a) Restricted Securities Legend for the Notes.

Except as provided in Section 2.03(c), any certificate evidencing such Note (and all Notes issued in exchange therefor or substitution thereof), shall bear a Restricted Securities Legend in substantially the following form:

THIS SECURITY AND THE SHARES OF NETWORK EQUIPMENT TECHNOLOGIES, INC. (THE “COMPANY”) COMMON STOCK (“COMMON STOCK”) ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) OF THE SECURITIES ACT (SUCH EXPIRATION DATE, THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE

FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

(b) Restricted Securities Legend for the Common Stock Issued Upon Conversion of the Notes.

Each stock certificate representing Common Stock issued upon conversion of Notes bearing a Restricted Securities Legend will, subject to the availability of a Shelf Registration Statement (as defined in the Registration Rights Agreement) and registration thereunder as set forth in the Registration Rights Agreement, bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF

THE SECURITIES ACT; AND (2) IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(c) Removal of the Restricted Securities Legends.

The Restricted Securities Legend may be removed from any Note or any Common Stock certificate representing shares of the Common Stock issued upon conversion of any Note if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note or shares of the Common Stock issued upon conversion of Notes, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws. Upon provision of such satisfactory evidence and receipt by the Trustee of a Company Order, (x) in the case of a Note, the Trustee shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend or (y) in the case of a Common Stock certificate representing shares of the Common Stock, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the Common Stock certificate or certificates representing such shares of Common Stock bearing such legend, one or more new Common Stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Restricted Securities Legend has been removed from a Note or Common Stock certificates representing shares of the Common Stock issued upon conversion of any Note as provided above, no other Note issued in exchange for all or any part of such Note, or no other Common Stock certificates issued in exchange for such Common Stock, shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a “restricted security” (or such shares of Common Stock are “restricted securities”) within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

Any Note (or Note issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a) as set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of Section 2.07, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.03(a).

Any Common Stock certificate representing shares of Common Stock issued upon conversion of any Note as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(b) have been satisfied may, upon surrender of the Common Stock certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new Common Stock certificate or certificates representing a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend.

(d) Global Note Legend.

Each Global Note shall also bear the following legend (the “Global Note Legend”) on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF THE NOTE ATTACHED HERETO.

(e) Legend for Definitive Notes.

Definitive Notes, in addition to the legend set forth in Section 2.03(a), will also bear a legend substantially in the following form:

THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO NOTES.

Section 2.04. Date and Denomination of Notes; Payments on the Notes.

The Notes shall be issuable initially in fully registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto, as applicable. Interest on the Notes (including any Additional Interest) shall be computed on the basis of a 360-day year comprised of twelve (12) 30-day months.

If any Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date or required Fundamental Change Purchase Date) of a Note falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day. If the Maturity Date or required Fundamental Change Purchase Date would fall on a day that is not a Business Day, the required payment of interest (including any Additional

Interest), if any, and principal, will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Maturity Date or required Fundamental Change Purchase Date to such next succeeding Business Day.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest (including any Additional Interest) payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purpose in New York, New York, which shall initially be the Corporate Trust Office. The Company shall pay interest (including Additional Interest, if any) (i) on any Global Note in immediately available funds to the account of the Depositary or its nominee or (ii) on Notes in certificated form (x) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these Notes or (y) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the Note Registrar to the contrary. The term “record date” with respect to any Interest Payment Date shall mean the June 1 or December 1 preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten

(10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.04.

(ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.05. Execution, Authentication and Delivery of Notes.

The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President or any of its Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel of national reputation, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Noteholders.

Section 2.06. Exchange and Registration of Transfer of Notes; Transfer Generally; Depositary.

(a) The Company shall cause to be kept at the Corporate Trust Office a register for the Notes (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 3.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 3.03.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of such Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.03. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, purchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or his attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (b) any Notes, or a portion of any Note, surrendered for purchase (and not withdrawn) except in accordance with Article 13 for conversion and Article 14 for purchase hereof, respectively.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a Definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Any Global Note shall initially bear (i) the Restricted Securities Legend set forth in Section 2.03(a) and (ii) the Global Note Legend set forth in Section 2.03(d), and may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If at any time the Depositary for a Global Note (i) notifies the Company that it is unwilling or unable to continue as Depositary for such Note or (ii) ceases to be registered as a clearing agency under the Exchange Act, the Company may appoint a successor Depositary with respect to such Note. If (1) a successor Depositary for such Global Note is not appointed by the Company within ninety (90) days after the Company receives such notice or the Depositary ceasing to be a registered clearing agency, or (2) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the beneficial owner of a Note for the issuance of Notes in definitive form (“Definitive Notes”) in exchange for a Global Note, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Notes to the persons in whose names such Definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, purchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Definitive Notes, converted, canceled, purchased or transferred to a transferee who receives Definitive Notes therefor or any Definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Section 2.07. Special Transfer Provisions.

Unless a Note is no longer required to bear a Restricted Security Legend, the following provisions shall apply to any sale, pledge or other transfer of such Notes:

(a) Transfer of Notes to a QIB.

The following provisions shall apply with respect to the registration of any proposed transfer of Notes to a QIB:

(i) If the Notes to be transferred consist of a beneficial interest in the Global Notes, the transfer of such interest may be effected only through the book-entry systems maintained by The Depositary Trust Company.

(ii) If the Notes to be transferred consist of Definitive Notes, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certification stating or has otherwise advised the Company and the Note Registrar in writing that:

(A) it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion;

(B) it and any such account is a QIB within the meaning of Rule 144A;

(C) it is aware that the sale to it is being made in reliance on Rule 144A;

(D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

(E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(b) General.

By its acceptance of any Note bearing the Restricted Securities Legend, each holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it will transfer such Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. The Note Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Notes (other than a transfer to the Company (or a Subsidiary of the Company) or a transfer pursuant to Rule 144A or pursuant to a registration statement declared effective under the Securities Act), each holder agrees by its acceptance of the Notes to furnish the Note Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Note Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Note Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.06 hereof or this Section 2.07. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

Section 2.08. Mutilated, Destroyed, Lost or Stolen Notes.

In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been surrendered for purchase upon a Fundamental Change or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.08 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or purchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.09. Temporary Notes.

Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 3.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor.

Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.10. Restriction on Resale.

Any Notes or shares of Common Stock issued upon the conversion of Notes that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

Section 2.11. Cancellation of Notes Paid, Etc.

All Notes surrendered for the purpose of payment, purchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Notes in accordance with its customary procedures and, after such destruction, shall, at the Company’s written request, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the Indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.12. CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in Fundamental Change Company Notices as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or Fundamental Change Company Notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.13. Additional Notes, Purchases.

The Company may, without the consent of the Noteholders and notwithstanding Section 2.01 and issue additional Notes hereunder with the same terms and with the same CUSIP number as such Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder so long as such additional Notes are fungible with such Notes initially issued hereunder for U.S. federal income tax purposes. The Company may also from time to time purchase Notes in tender offers, open market purchases or negotiated transactions without prior notice to Noteholders.

Article 3

PARTICULAR COVENANTS OF THE COMPANY

Section 3.01. Payment of Principal and Interest.

The Company covenants and agrees that it will cause to be paid the principal of, accrued and unpaid interest (including any Additional Interest) on, each of the Notes and if applicable, payment of the Conversion Obligation and Additional Shares, at the places, at the respective times and in the manner provided herein and in the Notes.

Section 3.02. Additional Interest.

If Additional Interest is payable by the Company, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 3.03. Maintenance of Office or Agency.

The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemptions or purchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms Paying Agent and Conversion Agent include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in New York, New York shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 6.10(a) and the third paragraph of Section 6.11.

Section 3.04. Appointments to Fill Vacancies in Trustee’s Office.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 3.05. Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.05:

(i) that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest (including any Additional Interest) on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, accrued and unpaid interest (including any Additional Interest) on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest (including any Additional Interest) on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest (including any Additional Interest) on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, accrued and unpaid interest so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, accrued and unpaid interest on the Notes, when the same shall become due and payable.

(c) Anything in this Section 3.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.05, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 3.05 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.05 is subject to Section 11.03 and Section 11.04.

Section 3.06. Existence.

Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.07. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, accrued and unpaid interest (including any Additional Interest) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.08. Compliance Certificate; Statements as to Defaults.

The Company shall deliver to the Trustee within one hundred-twenty (120) calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on or around March 30, 2008) an Officer’s Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible and in any event within thirty (30) days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Section 3.09. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Article 4

LISTS OF NOTEHOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 4.01. Lists of Noteholders.

The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each June 1 and December 1 in each year beginning with June 1, 2008, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 4.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 4.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under such Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.

Section 4.03. Reports by Trustee.

(a) The Trustee shall transmit to Noteholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, beginning with the year 2008. Each such report shall be dated as of a date not more than sixty (60) days prior to the date of transmission.

(b) A copy of such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

Section 4.04. SEC Reports; Financial Statements.

(a) The Company shall file with the Trustee and the Commission, and transmit to Noteholders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be delivered to the Trustee within fifteen (15 days) after the same is required to be filed with the Commission; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the Commission; provided further, each such report will be deemed to be so delivered to the Trustee if the Company files such report with the Commission through the Commission’s EDGAR system no later than the time such report is required to be filed with the Commission pursuant to the Exchange Act.

(b) In the event and for so long as the Company is not subject to Section 13 or 15(d) of the Exchange Act, it (i) shall file with the Trustee reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to Section 13 or 15(d) of the Exchange Act, which reports shall be filed with the Trustee at the times such reports would have been required to be filed with the Commission had the Company continued to have been subject to Section 13 or 15(d) of the Exchange Act; and (ii) cause to be mailed to each holder at such holder’s registered address, upon the request of any holder or beneficial holder of the Notes or the Common Stock issued upon conversion thereof, and make available to such holder or beneficial holder of such Notes or Common Stock in connection with any sale thereof and any prospective purchaser of Notes or Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any holder or beneficial holder of such Notes or Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

Article 5

DEFAULTS AND REMEDIES

Section 5.01. Events of Default.

The following events shall be “Events of Default” with respect to the Notes:

(a) failure by the Company to pay the principal of any Note when the same becomes due and payable as therein provided or as provided in this Indenture;

(b) failure by the Company to pay any accrued unpaid interest (including any Additional Interest) on any Note when due and payable, and such default continues for a period of thirty (30) days;

(c) failure by the Company to convert any Note or portion thereof following exercise by the holder of the right to convert such Note into Common Stock pursuant to and in accordance with Article 13;

(d) failure by the Company to comply with its obligations under Article 10;

(e) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 14.01(b) when due;

(f) failure by the Company to purchase all or any part of the Notes in accordance with Article 14, upon the exercise by the holder of such holder’s right to require the Company to purchase such Notes pursuant thereto (which was not withdrawn pursuant to Section 14.01(c) hereof);

(g) failure by the Company to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture (other than a term, covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically provided for) for a period of sixty (60) days after written notice of such failure has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding;

(h) default by the Company or any Subsidiary of the Company under any credit agreement, mortgage, indenture or other instrument under which there may be issued, or by which there may be secured or evidenced, any debt for money borrowed in excess of $2,500,000 in the aggregate of the Company and/or any Subsidiary, whether such debt now exists or shall hereafter be created, which default results in such debt becoming or being declared due and payable;

(i) failure by the Company or any Subsidiary of the Company to pay any final nonappealable judgment not covered by insurance in an aggregate amount in excess of

$2,500,000 (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Subsidiary of the Company and that shall not be paid, discharged or stayed for any period of sixty (60) consecutive days;

(j) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(k) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company, any of its Significant Subsidiaries or such entity’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days.

In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(j) or Section 5.01(k)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding determined in accordance with Section 7.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare one hundred percent (100%) of the principal of, and accrued and unpaid interest and Additional Interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 5.01(j) or Section 5.01(k) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest and Additional Interest, if any, shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest and Additional Interest, if any, upon all Notes and the principal of any and all Notes that shall have become due other than by acceleration (with interest on overdue installments of accrued and unpaid interest and Additional Interest, if any (to the extent that payment of such interest is enforceable under applicable law) on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Section 6.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest and Additional Interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Notwithstanding the foregoing, the sole remedy for an Event of Default relating to the failure to comply with Section 4.04(a) hereof or Section 314(a)(1) of the Trust Indenture Act (a “Reporting Default”), will for the three hundred sixty-five (365) days after the occurrence of such Reporting Default consist exclusively of the right to receive Additional Interest on the Notes as set forth in this paragraph. Commencing on (and including) any date that a Reporting Default first occurs (excluding any grace period) and ending on (but excluding) the 365th day thereafter (or such earlier date on which the Reporting Default shall have been cured or waived) (the “Reporting Default Period”), the Company shall pay to the holders in respect of each day in the Reporting Default Period, Additional Interest in respect of any outstanding Note, at a rate per annum equal to 0.50% of the aggregate principal amount of such Note. On such 365th day (or earlier, if the Reporting Default is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided above if the Reporting Default is continuing. The rate of accrual of the Additional Interest with respect to any Reporting Default Period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Reporting Defaults. Such Additional Interest shall accrue from the first day of the applicable Reporting Default Period, and shall be payable on each Interest Payment Date during the Reporting Default Period (and on the Interest Payment Date next succeeding the end of the Reporting Default Period if the Reporting Default Period does not end on an Interest Payment Date) to the holders of Notes entitled thereto; provided that any Additional Interest accrued with respect to any Note or portion thereof purchased by the Company in accordance with Article 14 hereof or converted into Common Stock in accordance with Article 13 hereof prior to the Interest Payment Date, shall, in any such event, be paid instead to the holder who submitted such Note or portion thereof for purchase or conversion on the applicable Fundamental Change Purchase Date or Conversion Date, as the case may be, on such date (or in the case of conversion, promptly following the Conversion Date), unless the Fundamental Change Purchase Date or the Conversion Date, as the case may be, falls after the Record Date immediately preceding the Interest Payment Date and on or prior to the corresponding Interest Payment Date. Any Additional Interest will be in addition to any Additional Interest that may accrue pursuant to Section 2 of the Registration Rights Agreement. The foregoing provisions in this Section 5.01 will not affect the rights of Noteholders in the event of the occurrence of any other Event of Default and will not affect the rights of holders of Notes under the Registration Rights Agreement.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the

Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.02. Payments of Notes on Default; Suit Therefor.

In the event that the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder have declared the principal of, and accrued and unpaid interest (including any Additional Interest) on, the Notes, to be due and payable immediately in accordance with Section 5.01, and the Company shall have failed forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, after being furnished suitable indemnity pursuant to Section 6.01, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid (including such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith), and may prosecute any such action or proceeding to judgment or final degree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest (including any Additional Interest) in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 6.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 6.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 5.03. Application of Monies Collected by Trustee.

Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 6.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest (including any Additional Interest) on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, payments in respect of the Conversion Obligation and Additional Shares) then owing and unpaid upon the Notes for principal and interest (including any Additional Interest), with interest on the overdue principal (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest (including any Additional Interest) without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 5.04. Proceedings by Noteholders.

No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding pursuant to Section 5.07; it being understood and intended, and being expressly covenanted by the holder of every Note with every other holder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 5.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of and accrued and unpaid interest (including any Additional Interest) on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

Section 5.05. Proceedings by Trustee.

In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.06. Remedies Cumulative and Continuing.

Except as provided in the last paragraph of Section 2.08, all powers and remedies given by this Article 5 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article 5 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient by the Trustee or by the Noteholders.

Section 5.07. Direction of Proceedings and Waiver of Past Defaults by Majority of Noteholders.

The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

Subject to Section 5.01, the holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 7.04 may, on behalf of the holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than nonpayment of the principal of and interest (including additional interest, if any) on the notes that have become due solely by such declaration of acceleration, have been cured or waived except for (i) a Default in the payment of and accrued and unpaid interest (including Additional Interest, if any) on, or the principal of, the Notes when due which has not been cured pursuant to the provisions of Section 5.01, (ii) a Default in the payment of the Fundamental Change Purchase Price, (iii) a failure by the Company to deliver shares of Common Stock (and cash in lieu of fractional shares) upon conversion of the Notes, or (iv) a default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of each holder of an outstanding Note affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.08. Notice of Defaults.

The Trustee shall, within ninety (90) days after the occurrence and continuance of a Default (or within fifteen (15) days after it is known to the Trustee, if later), mail to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default pursuant to Section 5.01(a), (b), (d), (e) or (g), the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

Section 5.09. Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent (10%) in principal amount of the Notes at the time outstanding determined in accordance with Section 7.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of and accrued and unpaid interest (including Additional Interest, if any) on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 13.

Article 6

CONCERNING THE TRUSTEE

Section 6.01. Duties and Responsibilities of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be established by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith and either (i) believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or (ii) in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 7.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investments prior to its stated maturity or the failure of the party directing such investments prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 shall also be afforded to it in its capacity as such.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 6.02. Reliance on Documents, Opinions, Etc.

Except as otherwise provided in Section 6.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee from the Noteholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such Certificates or Opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(i) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j) No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it; and

(k) The rights, privilege, protections, immunities and benefits provided to the Trustee hereunder (including the right to be indemnified) are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, but not limited to its capacity as Paying Agent and Conversion Agent) and to each of its agents, custodians and other persons duly employed by the Trustee hereunder.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than through the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Notes at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and the permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 6.03. No Responsibility for Recitals, Etc.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with this Indenture or at the direction of the Company. Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum, prospectus or other disclosure material distributed with respect to the Notes.

Section 6.04. Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.

The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 6.05. Monies to be Held in Trust.

Subject to the provisions of Section 11.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 6.06. Compensation and Expenses of Trustee.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 6.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Section 5.03, funds held in trust herewith for the benefit of the holders of particular Notes prior to the date of the accrual of such unpaid compensation or identifiable claim. The Trustee’s right to receive payment of any amounts due under this Section 6.06 shall not be subordinate to any other liability or Indebtedness of the Company. The obligation of the Company under this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 6.06 shall extend to the officers, directors, agents and employees of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(j) or Section 5.01(k) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 6.07. Officer’s Certificate as Evidence.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.08. Conflicting Interests of Trustee.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09. Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 5.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 6.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 7.04, may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as provided in Section 6.10(a), may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11. Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 6.06.

No successor trustee shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and be eligible under the provisions of Section 6.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 6.12. Succession by Merger, Etc.

Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13. Limitation on Rights of Trustee as Creditor.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 6.14. Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such proposal specifying the action to be taken or omitted.

Article 7

CONCERNING THE NOTEHOLDERS

Section 7.01. Action by Noteholders.

Notwithstanding anything to the contrary contained in this Indenture, all Notes issued under this Indenture shall vote and consent on all matters as one class; provided, however, that (i) for purposes of determining which Notes are outstanding for consent or voting purposes hereunder, the provisions of Section 7.04 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the holders of the requisite principal amount of outstanding Notes are present at a meeting of holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Responsible Officer actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 7.01. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date of record for determining Noteholders entitled to take such action. The date of record if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action. Any request, demand, authorization, direction, notice consent, waiver or other action by a holder of any Note shall bind every future holder of the same Note, and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 7.02. Proof of Execution by Noteholders.

Subject to the provisions of Section 6.01, Section 6.02 and Section 8.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders’ meeting shall be proved in the manner provided in Section 8.06.

Section 7.03. Who are Deemed Absolute Owners.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the person in whose name such Note shall be registered upon the Note Register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 7.04. Company-Owned Notes Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 7.05. Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

Article 8

NOTEHOLDERS’ MEETINGS

Section 8.01. Purpose of Meetings.

A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 5;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 8.02. Call of Meetings by Trustee.

The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any date of record pursuant to Section 7.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 8.03. Call of Meetings by Company or Noteholders.

In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

Section 8.04. Qualifications for Voting.

To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the date of record pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 8.05. Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 8.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 7.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 8.02 or Section 8.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 8.06. Voting.

The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 8.07. No Delay of Rights by Meeting.

Nothing contained in this Article 8 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

Article 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders.

The Company, when authorized by a Board Resolution, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to add to the covenants of the Company for the benefit of the holders of Notes;

(b) to surrender any right or power herein conferred upon the Company;

(c) to provide for conversion rights of holders of Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(d) to provide for the assumption of the Company’s obligations to the Noteholders in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to the terms hereof;

(e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(f) make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (f) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the holders of Notes in any material respect;

(g) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

(h) to add guarantees with respect to the Notes or secure the Notes;

(i) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (i) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Noteholders in any material respect;

(j) to evidence the succession of another Person to the Company or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Notes, in each case in compliance with the provisions of this Indenture; or

(k) to add or modify any other provisions herein with respect to matters or questions arising hereunder that the Company and the Trustee may deem necessary or desirable and that will not adversely affect the interests of the Noteholders.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of such supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding.

Section 9.02. Supplemental Indentures with Consent of Noteholders.

With the consent (evidenced as provided in Article 7) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 7 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall:

(a) change the maturity of the principal amount of, or the payment date of any installment of interest or Additional Interest, if any, on, any Note;

(b) reduce the principal amount of, or interest or Additional Interest, if any, on, any Note;

(c) change the currency of payment of the principal amount or Fundamental Change Purchase Price of, or interest or Additional Interest, if any, on, any Note from U.S. Dollars;

(d) impair or adversely affect the rate of accrual of interest or Additional Interest, if any, on any Note, or the manner of calculation thereof;

(e) impair the right of any holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Note;

(f) modify the Company’s obligation to maintain a Paying Agent in the New York City;

(g) impair or adversely affect the purchase rights of the holders of the Notes as provided in Article 5;

(h) impair or adversely affect the conversion rights or purchase rights of the holders of the Notes as provided in Article 13 or Article 14;

(i) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in covenants, definitions or otherwise;

(j) reduce the percentage of the principal amount of the outstanding Notes the written consent or affirmative vote of whose holders is required for any such amendment, modification or supplement; or

(k) reduce the percentage of the principal amount of the outstanding Notes the written consent or affirmative vote of whose holders is required to rescind an acceleration and its consequences or for any waiver of any past Default provided for in this Indenture;

in each case, without the consent of each holder of an outstanding Note affected.

Upon the written request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under the Indenture becomes effective, the Company shall mail to the Noteholders at their addresses as they shall appear on the Note Register a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 9.03. Effect of Supplemental Indentures.

Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Notation on Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee.

In addition to the documents required by Section 15.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9.

Article 10

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01. When Company May Merge or Transfer Assets.

The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:

(a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale, lease or other disposition all or substantially all of the properties and assets of the Company substantially as an entirety (1) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement and, to the extent applicable, otherwise comply with the provisions of Section 13.06;

(b) no Default shall have occurred and be continuing immediately before and after giving effect to such transaction; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries, which, if such assets were owned by the

Company, together with the assets of all of the other Subsidiaries of the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company unless such transfer is to the Company or another Subsidiary.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a conveyance, transfer, sale, lease or other disposition and any obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.02, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

Article 11

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01. Discharge of Indenture.

When (a) the Company shall deliver to the Note Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Note Registrar for cancellation shall have become due and payable, whether on the Maturity Date, on any earlier Fundamental Change Purchase Date, upon conversion or otherwise, and the Company shall deposit with the Trustee, in trust, cash or shares of Common Stock, as applicable, sufficient to pay or deliver, as the case may be, the amount of cash or number of shares of Common Stock due on the Maturity Date, any Fundamental Change Purchase Date or upon conversion of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and accrued and unpaid interest (including any Additional Interest) due thereon, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except as to (i) the right of holders to receive payments of principal of and accrued and unpaid interest (including any Additional Interest), and delivery of any unsatisfied Conversion Obligation and unpaid Additional Shares, if any, on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) the obligations of the Company under Section 6.06, and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 15.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 11.02. Deposited Monies to be Held in Trust by Trustee.

Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due thereon for principal and accrued and unpaid interest.

Section 11.03. Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 11.04. Return of Unclaimed Monies.

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or accrued and unpaid interest on, Notes and not applied but remaining unclaimed by the Noteholders for two years after the date upon which the principal of or accrued and unpaid interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written request and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person. The Trustee shall, promptly after such payment of the principal of, and any accrued and unpaid interest, on Notes, as described in this Section 11.04 and upon written request of the Company, return to the Company any funds in excess of the amount required for such payment.

Section 11.05. Reinstatement.

If (i) the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company’s obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that if the Company makes any payment of interest (including any Additional Interest) on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or Paying Agent.

Article 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations.

No recourse for the payment of the principal of, or accrued and unpaid interest on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer or director or Subsidiary of the Company as such or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13

CONVERSION OF NOTES

Section 13.01. Conversion Right.

(a) Subject to and upon compliance with the provisions of this Article 13, a holder of a Note shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of the principal amount of such Note into a number of shares of Common Stock equal to the product of (x) the Conversion Rate in effect on the date of conversion times (y) the quotient of the principal amount at Issuance of the Note or portion thereof surrendered for conversion divided by 1,000:

(i) at any time prior to the Maturity Date unless such Note has been previously repurchased by the Company; or

(ii) as provided in clause (b) of this Section 13.01.

The Company’s obligations in respect of conversion of the Notes as provided above are referred to as the “Conversion Obligation.”

(b) In addition, in the event that the Company consolidates or merges with or into another Person, or is a party to a binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 13.06, then the Notes may be surrendered for conversion at any time from and after the date which is 15 calendar days prior to the date the Company announces by Public Notice as the anticipated effective time of such transaction until 15 calendar days after the effective date of such transaction, irrespective of whether such transaction constitutes a Fundamental Change.

(c) Notwithstanding the foregoing, a Note in respect of which a holder has delivered a Fundamental Change Purchase Notice exercising such holder’s right to require the Company to repurchase such Note may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with Section 14.01(c).

(d) A holder of Notes shall not be entitled to any rights of a holder of Common Stock until such holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 13.

Section 13.02. Conversion Procedures; Conversion Rate; Fractional Shares.

(a) Each Note shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/1,000th of a share).

The Conversion Agent shall notify the Company when it receives a Conversion Notice. The Company shall determine the number of shares of Common Stock and/or the amount of cash, if any, that the holder that submitted the Conversion Notice is entitled to receive upon surrender of the Notes covered by that Conversion Notice. A certificate for the number of full shares of Common Stock into which the Notes are converted (and cash in lieu of fractional shares) shall be delivered to such holder, assuming all of the other requirements have been satisfied by such holder, as soon as practicable. Notwithstanding the foregoing, the Company shall not be required to deliver certificates for Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

The Company shall not issue fractional shares of its Common Stock upon conversion of the Notes. In lieu thereof, the Company shall pay in cash the value of such fractional shares based upon the Closing Sale Price of its Common Stock on the Trading Day immediately prior to the Conversion Date.

Upon conversion, a Noteholder will not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on a record date and prior to the next succeeding Interest Payment Date, holders of such Notes as of the close of business on the record date will receive the interest (including any Additional Interest) payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) payable on the Notes so converted; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental

Change Purchase Date that is after a record date and on or prior to the corresponding Interest Payment Date; (2) in respect of any conversion that occurs after the record date immediately preceding the Maturity Date; or (3) to the extent of any Defaulted Interest existing at the time of conversion with respect to such Note. Except as described above, no payment or adjustment will be made for accrued and unpaid interest or Additional Interest on any Notes when they are converted. Notwithstanding the foregoing, accrued interest and Additional Interest, if any, will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

If a holder has exercised its right to require the Company to repurchase its Notes pursuant to Article 14, such holder’s conversion rights on the Notes so subject to repurchase shall expire at 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date. Notwithstanding the foregoing, a Note in respect of which a holder has delivered a Fundamental Change Purchase Notice exercising such holder’s right to require the Company to repurchase such Note may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with Section 14.01(c) and, if the Note is a Global Note, if such holder complies with applicable Depositary procedures.

(b) Before any holder shall be entitled to convert any Notes into Common Stock, such holder shall, in the case of Global Notes, comply with the Applicable Procedures, and in the case of Definitive Notes, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note (the “Conversion Notice”) that such holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000) and the name or names (with addresses) in which such holder wishes the certificate or certificates for Common Stock to be issued.

Before any such conversion, a holder also shall pay all funds required, if any, relating to interest or Additional Interest, if any, on the Notes, as provided in Section 13.02(f), and all taxes or duties, if any, as provided in Section 13.02(f).

If more than one Note shall be surrendered for conversion at one time by the same holder, the number of shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

If shares of Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the holder of such Restricted Security, such holder shall deliver to the Conversion Agent such certifications, legal opinions or other information as the Conversion Agent or the Company may reasonably require as to compliance with the restrictions on transfer applicable to such Restricted Security; provided that the Conversion Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information. The Company shall not be required to issue Common Stock upon conversion of any such Restricted Security to a Person other than the holder if such Restricted Security is not so accompanied by a such certifications, legal opinions or other information and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Security in the name of a Person other than the holder if such Restricted Security is not so accompanied by such certifications, legal opinions or other information.

(c) A Note shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the date on which all of the conversion requirements set forth in Section 13.02(b) have been satisfied (the “Conversion Date”), and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of 5:00 p.m., New York City time, on such date.

(d) In case any Definitive Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder (subject to the provisions of Section 13.02(f)), a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Definitive Notes.

(e) If and only to the extent a holder elects to convert Notes in connection with a transaction described under clauses (i) or (ii) of the definition of Fundamental Change pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, such holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the Conversion Rate per $1,000 principal amount of Notes, an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however, that if the Stock Price paid in connection with such transaction is greater than $50.00 or less than $10.69 (subject in each case to adjustment as described below), no Additional Shares shall be issued. No Additional Shares shall be issuable under this Section 13.02(e) unless the holder elects to convert the Notes in connection with such Fundamental Change transaction.

The number of Additional Shares issuable in connection with the conversion of Notes as described in the immediately preceding paragraph will be determined by reference to the table attached as Schedule A hereto, based on the Effective Date of such Fundamental Change transaction and the Stock Price paid in connection with such Fundamental Change transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by the Company by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365-day year. The “Effective Date” with respect to a Fundamental Change transaction means the date on which such Fundamental Change becomes effective. The “Stock Price” shall be the price paid per share for Common Stock in such Fundamental Change. If holders of Common Stock receive only cash in such Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Sale Price on the five trading days prior to but not including the effective date of such Fundamental Change.

The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 13.03. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in Section 13.03.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 93.5454 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 13.03.

(f) If a holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the holder requests any shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(g) Except as provided in Section 13.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 13.

Section 13.03. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR'	=	CR0	x	OS'
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR'	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be; and

OS'	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately after (i) the Ex-Dividend Date fixed for such dividend or distribution or (ii) the effective date for such share split or share combination, as applicable. To the extent any dividend or distribution of the type described in this Section 13.03(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, split or share combination had not been declared.

(b) If the Company distributes to all holders of its Common Stock rights or warrants entitling them to purchase, for a period of not more than forty-five (45) calendar days after the Ex-Dividend Date for the applicable distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR'	=	CR0	x	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend relating to such distribution.

If any right or warrant described in this Section 13.03(b) is not exercised or exchanged prior to the expiration of the exercisability or exchangeability thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this Section 13.03(b) shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

For purposes of this Section 13.03(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Prices, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness or other assets or property of the Company to all holders of its Common Stock, excluding (i) dividends or distributions referred to in Section 13.03(a), (ii) dividends or distributions of rights or warrants referred to in Section 13.03(b), (iii) dividends or distributions paid exclusively in cash and (iv) Spin-Offs described below in this Section 13.03(c) (any of such shares of Capital Stock, Indebtedness, or other asset or property hereinafter in this Section 13.03(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR'	=	CR0	x	SP0
SP0 – FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Ex Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13.03(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar Equity Interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth (10th) Trading Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:

CR'	=	CR0	x	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the tenth (10th) Trading Day immediately following, and including the effective date of the Spin-Off;

CR'	=	the Conversion Rate in effect immediately after the tenth (10th) Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar Equity Interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of “Last Reported Sale Price” as if such Capital Stock were the Common Stock) over the first ten (10) consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten (10) consecutive Trading Day period following, and including, the effective date of the Spin-Off.

Such adjustment shall occur immediately after the tenth (10th) Trading Day immediately following, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the ten (10) Trading Days following the effective date of any Spin-Off, references within this paragraph (c) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date in determining the applicable Conversion Rate.

If any such dividend or distribution described in this Section 13.03(c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company pays any cash dividend or distribution to all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR'	=	CR0	x	SP0
SP0 – C

where,

CR0	=	the new Conversion Rate in effect immediately prior to the Ex Dividend Date for such dividend or distribution;

CR'	=	the new Conversion Rate in effect immediately after the Ex Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company dividends or distributes to holders of Common Stock.

Such adjustment shall become effective immediately after the Ex Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR'	=	CR0	x	AC + (SP' x OS')
OS0 x SP1

where

CR0	=	the Conversion Rate in effect on the last Trading Day of the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=	the new Conversion Rate in effect immediately following the last Trading Day of the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer;

OS'	=	the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP'	=	the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately following the tenth (10th) Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten Trading Days following the date that any tender or exchange offer expires, references within this Section 13.03(e) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. If the Company or one of its Subsidiaries is obligated to purchase the Company’s Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding any provision herein to the contrary, the Company will not adjust the Conversion Rate:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest (including any Additional Interest).

The Company will not make any adjustment to the Conversion Rate except as specifically set forth in this Article 13. Further, in the event of an adjustment to the Conversion Rate pursuant to Section 13.03(d) and (e) above, in no event will the conversion rate exceed 93.5454 shares of Common Stock per $1,000 principal amount of notes, subject to adjustment pursuant to Section 13.03(a), (b) and (c) above.

To the extent the Notes become convertible into cash, assets or property, no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

(g) All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest cent or to the nearest one-thousandth (1/1,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 13.03. No adjustment shall be made to the Conversion Rate unless such adjustment, taken together with all other as-yet-unmade adjustments, would require a change of at least one percent (1%) in the Conversion Rate then in effect at such time. However, the Company shall carry forward any adjustments that are less than one percent (1%) of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than one percent (1%), upon conversion, a Fundamental Change or the Maturity Date. If the application of the foregoing formulae in Section 13.03(a) through (e) (other than as a result of a share split or share combination) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

(h) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.06 of this Indenture, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(i) For purposes of this Section 13.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(j) No adjustments to the Conversion Rate will be made if Noteholders participate (as a result of holding the Notes, and at the same time as Common Stock holders participate) in any of the transactions described above as if such Noteholders held a number of shares of the Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.

(k) The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least twenty (20) days and the Company provides fifteen (15) days’ prior written notice of any increase in the Conversion Rate to the Trustee and the Noteholders. The Company may also make such an increase to the Conversion Rate as the Board of Directors determines would avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Section 13.04. Shares to Be Fully Paid.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 13.05. Effect of Reclassification, Consolidation, Merger or Sale.

In the event of (i) any reclassification or change of the outstanding shares of Common Stock (other than changes as a result of a subdivision or combination), (ii) any consolidation, merger or combination involving the Company, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to another Person or any statutory share exchange, in each case as a result of which the Company’s Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event a “Reorganization Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.01(b) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Reorganization Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 14 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 13.05, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders.

(b) Notwithstanding the provisions of Section 13.05(a), at the effective time of such Reorganization Event, the right to convert each $1,000 principal amount of Notes will be changed to a right to convert such Note by reference to the kind and amount of cash, securities or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Noteholder will be entitled thereafter to convert its Notes into the same type (and in the same proportion) of Reference Property. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyances of property or assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of Article 13 hereof prior to the effective date.

(c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at his address appearing on the Note Register provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section 13.05 shall similarly apply to successive Reorganization Events.

Section 13.06. Certain Covenants.

Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate. The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

Section 13.07. Responsibility of Trustee.

Notwithstanding any provision of this Indenture to the contrary, the Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 13.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 13.08. Notice to Holders Prior to Certain Actions.

In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 13.03;

(b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 13.03;

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or conveyance of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Note Register, provided for in Section 2.06 of this Indenture, as promptly as possible but in any event at least twenty (20) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 13.09. Shareholder Rights Plans.

To the extent the Company has a rights plan in effect upon conversion of the Notes, the holders shall receive, in addition to the shares of Common Stock issuable upon such conversion, the associated rights issued under such rights plan unless, prior to conversion, the rights have separated from the Common Stock, in which case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of Indebtedness or assets as described in Section 13.03(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 13.10. Withholding Taxes for Adjustments in Conversion Rate.

If the Company pays withholding taxes on behalf of a holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payments against payments of cash and shares of Common Stock on the Notes.

Article 14

PURCHASE OF NOTES AT OPTION OF HOLDERS

Section 14.01. Fundamental Change Put.

(a) In the event that a Fundamental Change shall occur at any time prior to the Maturity Date, each holder shall have the right, at the holder’s option, but subject to the provisions of this Section 14.01, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such holder pursuant to this Section 14.01, on the date designated by the Company (the “Fundamental Change Purchase Date”) that is a Business Day no later than 35 Business Days after the date of notice pursuant to Section 14.01(b) of the occurrence of a Fundamental Change (subject to extension to comply with applicable law). The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”). In the event that a Fundamental Change Purchase Date is a date that is after any Record Date and on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest and Additional Interest, if any, to the holder of the repurchased Notes at the close of business on the corresponding Record Date if different from the holder on the Record Date, in which case the Fundamental Change Purchase Price shall be 100% of the principal amount of the repurchased Notes.

(b) No later than ten (10) Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (a “Fundamental

Change Company Notice”) by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each holder at its address shown in the Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include a form of Fundamental Change Purchase Notice to be completed by the holder and shall briefly state, as applicable:

(i) the date of such Fundamental Change and, briefly, the events constituting such Fundamental Change;

(ii) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a holder to exercise the purchase right pursuant to this Section 14.01;

(iii) the Fundamental Change Purchase Date;

(iv) the Fundamental Change Purchase Price;

(v) the name and address of the Paying Agent and Conversion Agent;

(vi) the Conversion Rate and any adjustment thereto that will result from the Fundamental Change;

(vii) that the Notes as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 13 of this Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii) that the Notes must be surrendered to the Paying Agent to collect payment;

(ix) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in Section 14.01(b)(ix);

(x) the procedures the holder must follow to exercise rights under this Section 14.01;

(xi) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

(xii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest and Additional Interest, if any, on Notes surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

(xiii) the CUSIP number(s) of the Notes.

At the Company’s request, the Trustee shall give the Company’s notice of a Fundamental Change at the Company’s expense; provided, however, that the Company makes such request at least five (5) Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the holders in accordance with this Section 14.01(b); provided, further, that the text of such notice shall be prepared by the Company.

If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Note.

Simultaneously with delivering the written notice pursuant to this Section 14.01(b), the Company shall make a Public Notice containing all information specified in such written notice.

(c) A holder may exercise its rights specified in clause (a) of this Section 14.01 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Notes entitled “Option of holder to Elect Purchase” hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time on or before the tenth (10th) Business Day after the date of the Company’s notice of the Fundamental Change (subject to extension to comply with applicable law).

The Fundamental Change Purchase Notice delivered by a holder shall state (i) the relevant purchase date, (ii) if Definitive Notes, the serial number or numbers of the Note or Notes which the holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (iii) the portion of the principal amount of the Note which the holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof (or the entire principal amount of the Notes held by such holder) and (iv) that such Note shall be purchased pursuant to the terms and conditions specified in the Notes and this Indenture.

Delivery of a Note (together with all necessary endorsements) to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Fundamental Change Purchase Date at the offices of the Paying Agent (or otherwise complying with the Applicable Procedures in the case of the Global Notes) is a condition to receipt by the holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 14.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice, as determined by the Company.

The Company shall purchase from the holder thereof, pursuant to this Section 14.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of the Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Notes, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(d) Notwithstanding the foregoing provisions of this Section 14.01, the Company shall not be required to issue a Fundamental Change Purchase Notice upon a Fundamental Change (i) if a third party issues a Fundamental Change Purchase Notice in the manner, at the times and otherwise in compliance with the requirements set forth in Section 14.01(b) applicable to a Fundamental Change Purchase Notice made by the Company and otherwise complies with the provisions of this Article 14 as if it were the Company and purchases, and pays for, all Notes validly tendered and not withdrawn pursuant to such Fundamental Change Purchase Notice and (ii) provided that if such third party fails to comply with any of the provisions of this Article 14, the Company shall as promptly as reasonably practicable deliver the Fundamental Change Purchase Notice in accordance with, and otherwise comply with, all provisions of this Article 14.

Section 14.02. Effect of Fundamental Change Purchase Notice.

(a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 14.01(c), the holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such holder, subject to receipt of cash by the Paying Agent, promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 14.01(c) have been satisfied) and (ii) the time of book-entry transfer or delivery of such Note to the Paying Agent by the holder thereof in the manner required by Section 14.01(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the holder thereof may not be converted pursuant to Article 13 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

(b) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (or such later time as may be required by applicable law), specifying (i) the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Notes have been issued, the serial numbers of the withdrawn Notes, or if not certificated, such notice must comply with Applicable Procedures, and (ii) the principal amount, if any, which remains subject to the Fundamental Change Purchase Notice. If a Fundamental Change Purchase Notice has been properly withdrawn pursuant to this Section 14.02(b) prior to the Fundamental Change Purchase Date, the Company shall not be obligated to purchase those Notes so identified in such notice of withdrawal.

Section 14.03. Deposit of Fundamental Change Purchase Price.

Prior to 10:00 a.m., New York City time, on the applicable Fundamental Change Purchase Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of such Fundamental Change Purchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day following the applicable Fundamental Change Purchase Date, cash sufficient to pay the Fundamental Change Purchase Price of any Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn pursuant to Section 14.02(b), then, on such Fundamental Change Purchase Date, such Notes shall cease to be outstanding and interest and Additional Interest, if any, on such Notes shall cease to accrue, whether or not book-entry transfer of the Notes is made or whether or not such Notes are delivered to the Paying Agent, and the rights of the holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Additional Interest) upon delivery or transfer of such Notes).

The Company shall make a Public Notice of the aggregate principal amount of Notes purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

Section 14.04. Definitive Notes Purchased in Part.

Any Definitive Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder’s attorney duly authorized in writing) and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note, without charge, a new Note or Notes, of any authorized denomination or denominations as may be requested by such holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 14.05. Covenant to Comply With Securities Laws Upon Purchase of Notes.

When complying with the provisions of Article 14, and subject to any exemptions available under applicable law, the Company shall:

(a) if such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase, (i) if applicable, comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act and (ii) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act; and

(b) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this Article 14 to be exercised in the time and in the manner specified therein.

Section 14.06. Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 14.03 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

Article 15

MISCELLANEOUS PROVISIONS

Section 15.01. Provisions Binding on Company’s Successors.

All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 15.02. Official Acts by Successor Corporation.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 15.03. Addresses for Notices, Etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Network Equipment Technologies, Inc., 6900 Paseo Padre Parkway, Fremont, California 94555-3660, Attention: General Counsel (telephone: (510) 713-7300; facsimile: (510) 574-4011). Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office (telephone: (212) 361-6173; facsimile: (212) 361-6153).

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.04. Governing Law.

THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.

Section 15.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 15.06. Legal Holidays.

In any case where any Interest Payment Date, Fundamental Change Purchase Date, Conversion Date or Maturity Date will not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest (or Additional Interest, if any) shall accrue for the period from and after such date to the next succeeding Business Day.

Section 15.07. No Security Interest Created.

Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 15.08. Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder, the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.09. Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.10. Authenticating Agent.

The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07, Section 2.08 and Section 2.09, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 6.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 15.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 6.02, Section 6.03, Section 6.04, Section 7.03 and this Section 15.10 shall be applicable to any authenticating agent.

Section 15.11. Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 15.12. Qualification of Indenture.

The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and the printing of this Indenture and the Notes.

Section 15.13. Calculations.

Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any holder upon the request of such holder.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

NETWORK EQUIPMENT TECHNOLOGIES, INC.

By:	/s/ C. Nicholas Keating
Name:	C. Nicholas Keating
Title:	Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jean Clarke
Name:	Jean Clarke
Title:	Assistant Vice President

[SIGNATURE PAGE TO INDENTURE]

SCHEDULE A

Stock Price

Effective Date	$10.69	$12.00	$13.63	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00

12/18/2007	20.1765	16.8653	13.8345	11.9155	9.3646	7.5944	5.3300	3.9638	2.4227	1.5927

12/15/2008	20.1765	16.5283	13.4002	11.4442	8.8819	7.1349	4.9461	3.6540	2.2225	1.4602

12/15/2009	20.1765	15.9088	12.6885	10.7071	8.1614	6.4672	4.4047	3.2241	1.9482	1.2785

12/15/2010	20.1765	15.2561	11.8808	9.8477	7.3040	5.6684	3.7602	2.7176	1.6319	1.0728

12/15/2011	20.1765	14.5020	10.8825	8.7646	6.2138	4.6570	2.9591	2.0997	1.2558	0.8314

12/15/2012	20.1765	13.5266	9.5154	7.2678	4.7225	3.3036	1.9362	1.3379	0.8054	0.5429

12/15/2013	20.1765	12.0609	7.3409	4.9038	2.4874	1.4089	0.6647	0.4492	0.2844	0.1973

12/15/2014	20.1765	9.9644	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

A-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include only for Global Notes]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.]

[Include only for Notes in certificated form]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities]

[THIS SECURITY AND THE SHARES OF NETWORK EQUIPMENT TECHNOLOGIES, INC. (THE “COMPANY”) COMMON STOCK (“COMMON STOCK”) ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED,

TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) OF THE SECURITIES ACT (SUCH EXPIRATION DATE, THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.]

[Include only for shares of Common Stock that are Restricted Securities]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF

THE SECURITIES ACT; AND (2) IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NETWORK EQUIPMENT TECHNOLOGIES, INC.

3.75% Convertible Senior Notes due 2014

No.	Initially $[ ]

CUSIP No. 007903 AM9

Network Equipment Technologies, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Increases or Decreases” attached hereto, which shall not exceed [                    ] DOLLARS, on December 15, 2014.

This Note shall bear interest at the rate of 3.75% per year from December 18, 2007, or from the most recent date to which interest had been paid or provided. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing June 15, 2008, to holders of record at the close of business on the preceding June 1 and December 1, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including December 18, 2007 if no interest has been paid hereon) to but excluding such Interest Payment Date.

Principal of, and interest (including Additional Interest, if any) on, Global Notes shall be paid in immediately available funds to the account of the Depositary or its nominee. Payment of principal of Notes in certificated form shall be made at the office or agency designated by the Company for such purpose. Interest (including Additional Interest, if any) on Notes in certificated form shall be paid (x) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these Notes or (y) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the Note Registrar to the contrary.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock, together with cash in lieu of any fractional shares, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed therein.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NETWORK EQUIPMENT TECHNOLOGIES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

NETWORK EQUIPMENT TECHNOLOGIES, INC.

3.75% Convertible Senior Notes due 2014

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.75% Convertible Senior Notes due 2014 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of December 18, 2007 (herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Subject to certain exceptions, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and accrued and unpaid interest on, all Notes, may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company will pay cash amounts due in respect of the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 9.02 of the Indenture, without the consent of each holder of an outstanding Note affected thereby. Subject to certain exceptions, it is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional (i) to pay the principal of, and accrued and unpaid interest on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed and (ii) to satisfy its Conversion Obligation in the manner prescribed in the Indenture.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.

Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to purchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to one hundred percent (100%) of the principal amount of the Notes such holder elects to require the Company to purchase, together with accrued and unpaid interest to but excluding the Fundamental Change Purchase Date; provided, however, that if a Fundamental Change Purchase Date occurs after a record date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest and Additional Interest, if any, on such Interest Payment Date to the Noteholder of record at the close of business on the corresponding Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof on or before the tenth (10th) Business Day after the occurrence of any Fundamental Change.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time prior to the Maturity Date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into shares of Common Stock, together with cash in lieu of any fractional shares, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Conversion Notice, a form of which is attached to the Note, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in New York, New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The initial Conversion Rate shall be 73.3689 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in New York, New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

[FORM OF CONVERSION NOTICE]

To: NETWORK EQUIPMENT TECHNOLOGIES, INC.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock, together with cash in lieu of any fractional shares, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares of Common Stock or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:	Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

Street Address

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $ ,000

Social Security or Other Taxpayer Identification Number:

[TO BE ATTACHED TO GLOBAL NOTES]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

☐	1	transferred to the Company or a Subsidiary of the Company; or

☐	2	transferred pursuant to an effective registration statement under the Securities Act; or

☐	3	transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	4	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 under the Exchange Act.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	Network Equipment Technologies, Inc.

The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Network Equipment Technologies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase this Note, or the portion thereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check, in payment for this Note or the portion thereof and any Notes representing any unpurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not purchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad 15 under the Exchange Act.

Signature Guarantee

Fill in if a check is to be issued, or Notes are to be issued, other than to and in the name of registered holder:

(Name)

Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code) Please print name and address	Social Security or Other Taxpayer Number

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Note is [                    ]. The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

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